EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial data are presented to illustrate the effect the December 31, 2023 acquisition by Onfolio Holdings, Inc. (the “Company”), from RevenueZen, LLC, (“RevenueZen”), substantially all of RevenueZen’s assets utilized in the operation of the RevenueZen business (the “Acquired Business”). RevenueZen works with B2B brands to grow their organic and referral traffic. In addition, they provide and consult on content marketing services to help convert that traffic into paying customers. Services range from Search Engine Optimization (‘SEO’) to Linkedin marketing, which will be known as “RevenueZen.”

The following unaudited pro forma combined balance sheet data as of September 30, 2023 is presented as if the Company’s acquisition of the Acquired Business (the “Acquisition”) had occurred on September 30, 2023. The following unaudited pro forma combined statement of operations data for the twelve months ended September 30, 2023 is presented as if the Acquisition occurred on October 1, 2022.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual results could differ. The pro forma adjustments are directly attributable to the Acquisition and are expected to have a continuing impact on the results of operations of the Company. Management believes that all adjustments necessary to present fairly the unaudited pro forma combined financial statements have been made. The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the Acquisition been consummated on the dates indicated, and should not be construed as being representative of the Company’s future results of operations or financial position.

The Acquired Business’ assets, liabilities and results of operations presented herein were derived from the audited financial statements of the Acquired Business for the years ended December 31, 2023 and 2022 (the “Acquired Business Financial Statements”).

The unaudited pro forma combined financial statement data should be read in conjunction with (a) the historical consolidated financial statements and accompanying notes thereto of the Company for the year ended December 31, 2022, which were included in the Company’s Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on April 12, 2023, (the “Annual Statement”), (b) the historical unaudited consolidated quarterly financial statements and accompanying notes thereto of the Company for the nine months ended September 30, 2023, which were included in the Company’s Form 10-Q for the nine months ended September 30, 2023, as filed with the Securities and Exchange Commission on November 14, 2023 and (c) the Acquired Business Financial Statements, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A of which these Unaudited Pro Forma Combined Financial Statements are included as Exhibit 99.2.

The unaudited pro forma combined financial statements included herein constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in the Annual Statement and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the Commission on November 14, 2023.

ONFOLIO HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

	Consolidated Historical September 30,	RevenueZen December 31,	RevenueZen Pro Forma Adjustments		Combined
	2023	2023	( See Notes)		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$3,373,178	$82,762	(322,762)		$3,133,178
			(240,000	)(a)
			(82,762	)(c)
Accounts receivable, net	97,522	8,982	(8,982	)(c)	97,522
Inventory	114,492	-	-		114,492
Prepaid expenses and other current assets	121,557	6,669	(6,669	)(c)	121,557
Total current assets	3,706,749	98,413	(338,413)		3,466,749

Non-current Assets
Intangible assets	3,280,243	-	682,000	(d)	3,962,243
Goodwill	1,165,636	-	825,634	(e)	1,991,270
Due from related party	156,952	-			156,952
Note Receivable - related party	-	20,209	(20,209	)(c)	-
Investment in unconsolidated joint ventures, cost method	154,007	-	-(c)		154,007
Investment in unconsolidated joint ventures, equity method	274,774	-			274,774
Other Assets	-	76,650	(76,650	)(c)	-
					-
TOTAL ASSETS	8,738,361	195,272	1,072,362		10,005,995

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and other current liabilities	431,189	86,668	(86,668	)(c)	431,189
Dividends payable	49,341	-			49,341
Acquisition notes payable	2,416,323	-	314,972	(b)	2,731,295
Notes Payable - related party	-	32,156	(32,156	)(c)	-
Contingent consideration	60,000	-	227,000	(b)	287,000
Deferred Revenue	228,960	-	-		228,960
Total current liabilities	3,185,813	118,824	423,148		3,727,785

Total liabilities	3,185,813	118,824	423,148		3,727,785

STOCKHOLDERS' EQUITY
Member's equity	-	76,448	(76,448	)(c)	-
Preferred stock	70	-	17	(b)	87
Common stock	5,110	-	-		5,110
Additional paid-in capital	20,520,807	-	544,729	(b)	21,065,536
Accumulated other comprehensive income	73,910	-	-		73,910
Retained earnings (accumulated deficit)	(15,047,349)	-	-		(15,047,349)
Total stockholders' equity Onfolio Holdings, Inc.	5,552,548	76,448	468,298		6,097,294

NCI			180,916	(b)	180,916
Total Equity	5,552,548	76,448	649,214		6,278,210

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,738,361	$195,272	1,072,362		$10,005,995

ONFOLIO HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2023

	Consolidated Historical for the 12 months ended September 30, 2023	RevenueZen Historical Year ended December 31, 2023	RevenueZen Pro Forma Adjustments		Pro Forma December 31, 2023

Revenues	$5,098,857	$1,414,383	$-		$6,513,240
Cost of revenues	1,940,225	943,398	-		2,883,623
Gross profit	3,158,632	470,985	-		3,629,617

Operating expenses:
Selling, general and administrative expenses	6,192,071	588,723	122,000	(g)	6,902,794
Professional Fees	991,219	-	-		991,219
Impairment of intangible assets	3,952,516	-	-		3,952,516
Acquisition costs	577,856	-	-		577,856
Total operating expenses	11,713,662	588,723	122,000		12,424,385

Income (loss) from operations	(8,555,030)	(117,738)	(122,000)		(8,794,768)

Other income (expense):
Equity Method Income	23,297	-	-		23,297
Dividend Income	2,511	-	-		2,511
Interest income (expense), net	70,832	(3,259)	(79,657	)(h)	(12,084)
Other income	3,715	-	-		3,715
Impairment of investments	(108,045)				(108,045)
Loss on sale of assets	-	-	-		-
Total other income (expense)	(7,690)	(3,259)	(79,657)		(90,606)

Income (loss) before income taxes	(8,562,720)	(120,997)	(201,657)		(8,885,374)
Income tax (provision) benefit	-	-	-		-
Net income (loss)	(8,562,720)	(120,997)	(201,657)		(8,885,374)

Dividends on Preferred stock	(263,545)	-	(51,000)		(314,545)
Net income (loss) attributable to non-controlling interest			29,160		29,160
Net income (loss) available to Common Shareholders	$(8,826,265)	$(120,997)	$(223,497)		$(9,170,759)

Income (loss) per common share
Basic	$(1.73)				$(1.79)
Diluted	$(1.73)				$(1.79)

Shares used in computing earnings/(loss) per common share
Basic	5,110,195				5,110,195
Diluted	5,110,195				5,110,195

ONFOLIO HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	DESCRIPTION OF TRANSACTION

Acquisition of RevenueZen

On December 31, 2023, RevenueZen and the Company and RevenueZen LLC, a Delaware limited liability company ("RevenueZen Delaware") a subsidiary of the Company, entered into and closed an asset purchase agreement (the "Asset Purchase Agreement"), for the purchase by the Company of of the Acquired Business.

Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions contained therein, at the closing, RevenueZen agreed to sell to the Company the Acquired Business, all as more fully described in the Asset Purchase Agreement. The aggregate purchase price for the Acquired Business was $1,332,000, consisting of $240,000 in cash at closing, $425,000 in Company Series A Preferred Shares, a $440,000 11% interest only secured promissory note made by RevenueZen Delaware due December 31, 2025 (the “Promissory Note”), and additional earn-out payments totalling $227,000 could be paid to RevenueZen pursuant to the earn-out formula described in the Asset Purchase Agreement. In addition, five founders of the RevenueZen received a total of a 12% equity interest in RevenueZen Delaware, and they will serve in leadership roles with the RevenueZen Delaware team. Also, certain of the founders received a total of 270,000 non-qualified stock options to purchase Company common shares at $0.51 per share for a period of 10 years pursuant to the Company’s 2020 Equity Compensation Plan.

The transaction closed on January 4, 2024, when consideration was transferred by the Company and control was obtained by the Company and will be accounted for as a business combination under ASC 805.

2.	BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial statements are based on the Company’s and the Acquired Business’ historical financials as adjusted to give effect to the pro forma adjustments necessary to reflect the Acquisition. The unaudited pro forma combined statement of operations for the twelve months ended September 30, 2023, gives effect to the Acquired Business’ as if it had occurred on January 1, 2023 and the pro forma combined balance sheet as of December 31, 2023 gives effect to the Acquisition as if it had occurred on December 31, 2023. The historical financials for the twelve months ended September 30, 2023 of the Company were derived as follows:

	Historical Nine Months Ended September 30, 2023	Plus: Historical Year Ended December 31, 2022	Less: Historical Nine Months ended September 30, 2022	Total Twelve Months Ended September 30, 2023

Revenues	$3,975,088	$2,219,815	$1,096,046	$5,098,857
Cost of revenues	1,568,589	1,021,362	649,726	1,940,225
Gross profit	2,406,499	1,198,453	446,320	3,158,632

Operating expenses:
Selling, general and administrative expenses	4,724,357	4,271,865	2,804,151	6,192,071
Professional Fees	843,910	509,941	362,632	991,219
Impairment of intangible assets	3,952,516	-	-	3,952,516
Acquisition costs	285,532	527,792	235,468	577,856
Total operating expenses	9,806,315	5,309,598	3,402,251	11,713,662

Income (loss) from operations	(7,399,816)	(4,111,145)	(2,955,931)	(8,555,030)

Other income (expense):
Equity Method Income	14,921	34,432	26,056	23,297
Dividend Income	1,610	3,193	2,292	2,511
Interest income (expense), net	68,989	(2,152)	(3,995)	70,832
Other income	2,937	13,223	12,445	3,715
Loss on sale of assets	-	(34,306)	(34,306)	-
Impairment of investments	-	(137,602)	(29,557)	(108,045)
Total other income (expense)	88,457	(123,212)	(123,212)	(7,690)

Income (loss) before income taxes	(7,311,359)	(4,234,357)	(2,982,996)	(8,562,720)
Income tax (provision) benefit	-	-	-	-
Net income (loss)	(7,311,359)	(4,234,357)	(2,982,996)	(8,562,720)

Dividends on Preferred stock	(155,500)	(195,145)	(137,305)	(263,545)
Net income (loss) attributable to non-controlling interest
Net income (loss) available to Common Shareholders	$(8,826,265)	$(4,429,502)	$(3,120,301)	$(8,826,265)

3.	PRELIMINARY PURCHASE PRICE ALLOCATIONS

The preliminary purchase price for the Acquired Business has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocations herein are preliminary. The final purchase price allocations for the Acquired Business will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the Acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the Acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

Preliminary Purchase Price Allocation

The Acquisition is being accounted for as a business combination under Financial Accounting Standards Board Accounting Standards Codification (ASC) 805. The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price:

Cash	$240,000
Promissory Note, net of discount	440,000
Common stock options	119,745
Preferred Shares	425,000
Contingent Consideration, Earn-out provision	227,000
Total preliminary purchase consideration	1,326,718

Preliminary Purchase Price Allocation
Website domains	$150,000
Customer relationships	452,000
Trademarks and trade names	75,000
Non-compete agreement	5,000
Goodwill	825,634
Net assets acquired	$1,507,634

4.	PRO FORMA ADJUSTMENTS

The unaudited pro forma combined statements of operations and balance sheets reflect the effect of the following pro forma adjustments:

(a)	Net pro forma impact to cash as follows:

Cash paid to sellers of RevenueZen	$(240,000)
Net pro forma impact to cash	$(240,000)

(b)	Other consideration given for asset acquisitions consisting of:

Note payable bearing interest at 11% per annum with a maturity date of Dec 31, 2025	$440,000
Discount on note payable	(125,028)
Common stock purchase options, exercise price of $0.51, term of 10 years, vesting immediately	119,746
Earn-out provision to be earned pursuant to the RevenueZen purchase agreement	227,000
Preferred shares	425,000
Total other consideration given	$1,326,718

(c)	Elimination of historical assets and liabilities not acquired..

(d)	Estimated Fair Value of intangible assets acquired .

(e)	Estimated Fair Value of goodwill acquired .

(g)	Estimated intangible assets amortization of acquired intangible assets.

(h)	Estimated interest from new promissory notes issued as consideration to the sellers of the Acquired Business.

(i)	Estimated dividends from new preferred shares issued as consideration to the sellers of the Acquired Business.

(j)	Estimated net loss attributable to the non-controlling interest issued as consideration to the sellers of the Acquired Business.